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                                                                   EXHIBIT 10.22
















                               SERVICES AGREEMENT
                           EFFECTIVE DECEMBER 18, 2003

                                     BETWEEN

                               HEALTHSCRIBE, INC.

                                       AND

                        MAX HEALTHSCRIBE PRIVATE LIMITED



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                               SERVICES AGREEMENT

This Services Agreement (the "Agreement"), is executed this 3rd day of March 2004, and is effective as of the 18th day of December, 2003, is by and between:

HealthScribe, Inc., a Delaware corporation with its principal office at 21670 Ridgetop Circle, Sterling, Virginia 20166, USA (hereinafter referred to as "HS")

And

Max HealthScribe Private Limited, a company registered under the Indian Companies Act, 1956, having its registered office at One HealthScribe Plaza, Koramangala Block 8, Bangalore -- 560 008, India (hereinafter referred to as "HSILP"). HSIPL has a pending name change filed in India. Once the name change is complete, HSIPL shall be known as "HealthScribe (India) Private Limited."

WHEREAS, HS and HSIPL had previously entered into a Services Agreement dated July 10, 2000, which they desire to terminate and amend and restate in the form hereof;

WHEREAS, HS wishes to continue to engage HSIPL to provide transcription services and priming activity (the "Services") on an as-requested, work-for-hire basis, on the terms herein;

WHEREAS, HSIPL has agreed to provide the Services on the terms herein and that its board of directors has determined that the provision of such Services will be in the best interests of HSIPL; and

WHEREAS, HS and HSIPL wish to enter into this Agreement to establish the terms and conditions upon which HSIPL will provide the Services to HS.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

DEFINITIONS.

"Capacity" shall mean the number of Lines that HSIPL can complete in a given month, which figure shall be notified to HS by HSIPL, in accordance with the provisions of Clause 8.3.

"Clients" shall mean the clients of HS in the United States of America who have entered into a contract with HS or any other clients, for the transcription of Voice Files into Transcribed Lines.

"Committed Capacity" shall mean the minimum transcription capacity of HSIPL to transcribe the Committed Lines.

"Committed Lines" shall mean the minimum volume of Lines committed by HS which are specified under Part A of Exhibit A.

"Employees" shall mean HSIPL employees.

"Force Majeure" shall mean any interruptions to the business of either party caused as a result of any acts beyond their control including war, acts of internal aggression, violence, arson, vandalism, acts of wanton destruction; fires, storms, hurricanes, floods, earthquakes or other natural disasters or acts of God, strikes, lockouts or other labor dispute, disruption of constant power supply for more than 48 hours, disruptions to the satellite linkage with HS, software and hardware crashes; and changes in law that limit or prohibit the services to be provided hereunder.

"HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, all as amended and in effect.


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"Jobs" shall mean Transcription and, or Priming Activity, as the case may be and, or any other activity as agreed between the Parties.

"LIBOR" means London Inter Bank Offered Rate.

"Line" shall mean a line of 65 characters including spaces between words but excluding system generated template characters not required to be typed by the transcriptionist or any other standard line, the definition of which may be agreed by the parties during the term of this Agreement. In case of failure to agree to any other definition the foregoing definition of "Line" shall prevail. The parties may agreed to a different definition of "Line" for different Jobs.

"Non Stat Jobs" shall mean those jobs other than Stat Jobs.

"Priming Activity" shall mean the process of entry of the patient as well as the doctor's and clinic's demographic data in the text file for each Job prior to the Voice File being transcribed.

"QA Proofreading" shall have the meaning ascribed to it in Clause 6.2 hereunder.

"Services Fees" shall have the meaning ascribed to it in Clause 3.

"Software" shall have the meaning as ascribed to it in the Software License Agreement.

"Software License Agreement" shall mean the software license agreement executed between HS and HSIPL, dated July 10, 2000.

"Stat Jobs" shall mean those specific jobs which, regardless of the TAT stipulated by HS in respect of that Client or Work Type, are identified by Client as one that must be completed as soon as possible and these jobs will be routed to the next available transcriptionist and/or editor for immediate processing.

"Transcription" shall mean the electronic document created from Voice Files dictated by a doctor.

"Transcribed Lines" shall have the meaning ascribed to it in Clause 2.1 hereunder.

"Turnaround Time" or "TAT" shall mean the time specified in respect of each Job and Work Type of a given Client, within which HSIPL must convert a job into Transcribed Lines, which time shall be stipulated by HS prior to assigning the Jobs of a Client or Work Type to HSIPL.

"Voice Files" shall mean digital recordings of dictated voice that can be understood by playing these files on a computer matching the hardware and software specifications prescribed by HS.

"Work Type" shall mean and refer to distinct categories of Jobs that shall be classified depending on the respective departments of a Client from which such Jobs emanate.

2.       SERVICES.

2.1 During the term of this Agreement and for the consideration referenced in Clause 3. HSIPL agrees to provide Transcription and services relating to Priming Activity to HS, through HSIPL's employees, agents, subcontractors, and representative and the Services to be provided by HSIPL to HS would include the following:

         (i) to carry out the transcription of the Voice Files forwarded to HSIPL by HS into Lines of typewritten text (the "Transcribed Lines"). HS may require that the Transcribed Lines be subsequently proofread by HS in order to bring them to a level of accuracy required by Clause 6 of this Agreement. Transcribed Lines that meet the accuracy as provided in Clause 6 shall be forwarded by HS to its Clients.



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         (ii)     carry out the Priming Activity of the Transcription Files for
                  the Voice Files forwarded to HSIPL by HS prior to the entry of the Transcribed Lines.

2.1A HS shall provide services relating to connectivity, networking and installation of modules required of the Software at a third party customer location (other than HS's Client) for a fee and reimbursement provided in Clause 3.6. HS shall provide these services for the benefit of HS's Clients without any fee payable by HSIPL.

2.2 HS shall provide HSIPL with Committed Lines to perform Transcription and HSIPL shall be obligated to provide the Committed Capacity, except that for the partial first calendar quarter (beginning on the effective date of this Agreement and ending on December 31, 2003) the parties shall provide the Committed Lines and Committed Capacity on a pro rata basis based upon the number of days elapsed over such partial calendar quarter.

2.3 HSIPL also shall provide to HS services relating to Priming Activity of the Transcription files for the Voice Files forwarded to HSIPL by HS wherein Transcription is not being carried out by HSIPL for an additional fee as set out in Part C of Exhibit A.

2.4 HSIPL acknowledges that HS is under a contractual obligation to provide Transcribed Lines to its Client at the level of accuracy and within the turnaround time already agreed to between HS and its Client and as set forth in Clauses 5 and 6 of this Agreement. Consequently, HSIPL acknowledges that the provision of the services to the level of accuracy and within the time specified by HS with regard to each Job is the essence of this Agreement.

2.5 HSIPL agrees that it will not perform any services for any third party (without the written consent of HS) unless (a) HSIPL is in compliance with the terms of this Agreement (including without limitation the quality and TAT requirements of Clauses 5 and 6) for each of four consecutive quarters and (b) HS thereafter refuses to provide additional Committed Lines to HSIPL even though HSIPL provides reasonable evidence showing that it has additional capacity. If HSIPL meets the conditions set forth in the previous sentence, it may perform transaction services for third parties provided that (i) any such third party agreements, in HS's opinion, do not interfere with HSIPL's ability to provide services in connection with the Committed Lines pursuant to the terms hereof and (ii) such third party contracts are terminable by HSIPL upon 30 days' notice to such third party or parties. So long as HS accounts for 60% or more of HSIPL's revenue, if HSIPL is unable to provide services in compliance with the TAT and quality requirements hereof (in connection with the Committed Lines) during a period that HSIPL is performing transcription services for third parties (as permitted by this Agreement), HSIPL will terminate third party contracts until it can provide reasonable assurances to HS that it can and will comply with the TAT and quality requirements of this Agreement.

3.       SERVICES FEES.

3.1 HS shall for services as set out in Clause 2.1 and Part A of Exhibit A pay to HSIPL a fee to be calculated as set out in Part B of Exhibit A ("Services Fee").

3.2 The Services Fee shall be invoiced to HS on a monthly basis and shall be due seventy-five (75) days from the receipt by HS of the invoice therefore. In the event that HS fails to pay any amount when due, HSIPL shall charge HS interest on the unpaid and past due balance at a rate of LIBOR plus 3% per annum.

3.3 If the number of Lines transcribed by HSIPL hereunder in connection with Stat Jobs in any calendar month exceeds 5% of the aggregate Lines transcribed by HSIPL hereunder in such month, HS shall pay HSIPL US$
         0.012 per Transcribed Line over and above the Fees payable for similar non-Stat Jobs for all Transcribed Lines that exceed such 5% threshold.

3.4 Subject to the terms of Clause 9.7.1, if HS is required to pay any penalty to its customers in circumstances where HSIPL failed to deliver any Transcribed Lines within the applicable TAT, HSIPL shall pay an equal penalty to HS. If a portion of any such TAT penalty owed to a HS customer is due to HSIPL's failure to


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         comply with TAT requirements hereof and a portion is caused by HS, then
         HSIPL shall only be responsible for the portion of the TAT penalty caused by HSIPL's failure to comply with TAT (calculated on a pro rata basis based upon the number of Transcribed Lines that were not provided by HSIPL in compliance with the applicable TAT requirements.

3.4A Subject to the terms of Clause 9.7.1 and notwithstanding anything to the contrary in this Agreement, HS shall not be required to pay for (a) any Transcribed Lines that are less than 90% accurate using the applicable percentage point system or scoring method described in Clause 6.1 or (b) any Transcribed Lines that are between 90% accurate and 95% accurate to the extent that the percentage of such Lines that is between 90% accurate and 95% accurate is greater than 5%. The parties agree that HS will test the quality of the Transcribed Lines quarterly, and may use any reasonable sampling method to test the quality of the Transcribed Lines. The parties agree that a random sample comprising at least 0.5% of the Lines produced by HSIPL for such quarter shall be a reasonable sampling method. The parties further agree that HS may extrapolate (i) that the percentage of Lines transcribed by HSIPL in the applicable sample that is 90% accurate is the same percentage of Lines transcribed by HSIPL for the applicable quarter that is 90% accurate and (ii) that the percentage of Lines that is between 90% accurate and 95% accurate is the same percentage of Lines transcribed by HSIPL for the applicable quarter that is between 90% accurate and 95% accurate. (By way of example and not by way of limitation, if 3% of the Lines in a sample less than 90% accurate and an additional 7% of the Lines in the sample are between 90% accurate and 95% accurate, then HS may extrapolate that 3% of the Lines for the applicable quarter are less than 90% accurate and an additional 7% of the Lines for the applicable quarter are between 90% accurate and 95% accurate. In such an example, HS would not be required to pay HSIPL for the 3% of Lines for the quarter that were not 90% accurate and for an additional 2% (i.e., 7% less 5%) of the Lines that were between 90% accurate and 95% accurate).

3.5 HS will also pay to HSIPL a man-month rate of US$ 650 per primer deployed for Priming Activity for jobs not being transcribed for HSIPL for the calendar year 2004. This man-month rate shall increase by 2% per annum from the calendar year 2004 onwards, unless otherwise agreed by the parties.

3.6 HSIPL shall, for the services referred to in Clause 2.1A, pay HS a fee equal to US$ 0.03 per Transcribed Line.

         3.6.1 In the event HS is required to install any Software for any such third party, HSIPL shall promptly reimburse HS (without giving effect to any withholding or other taxes) for all fees and expenses (including travel expenses) incurred by HS in connection therewith.

         3.6.2 HSIPL shall provide HS with a monthly report containing sufficient details to allow HS to verify the accuracy of the calculation of amounts payable to HS hereunder. HSIPL, to the extent it provides services to another person or entity other than HS, shall also provide to HS a report setting forth the amount of all Transcribed Lines to any party other than HS during the month concerned. HS or its designated representatives shall have the right at any time during ordinary business hours, upon reasonable notice, to examine and make copies of or extracts from the books, accounts and records of HSIPL so far as they appertain to the Transcribed Lines to any such third party and to the computation of fees payable hereunder.

4.       PERFORMANCE OF THE SERVICES.

4.1 HSIPL shall train the Employees to perform services under this Agreement in accordance with the terms of this Agreement including the use of the technology and equipment and the transcription of Voice Files into Transcribed Lines.

4.2 HSIPL shall indicate to HS the details and number of Employees who are, in its opinion and based on the training imparted by HSIPL to the Employees, sufficiently qualified to carry out the Services in respect of Job and Work Type.

5.       TURNAROUND TIME.



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5.1      If the Client is using HS voice dictation system, TAT is measured from the time a dictation is ended (phone is hung up) until the finished document is delivered back to the Client, ready for printing. If HS is extracting from a Client-owned dictation device, TAT is measured from the time the dictation is extracted into HS system until the finished document is delivered back to the Client, ready for printing. Dictation other than that due to system failure at HSIPL's end, that has unintelligible voice at results in the work being sent to a collaborator or technical service is exempt from TAT requirements. Dictation that is not properly signed off, multiple dictation refusal of dictator to properly use the system or other dictator errors are exempt from TAT requirements.

5.2 Each Job must be returned to the Client, within the Turnaround Time specified in respect of the Client and the Work Type. HSIPL shall also complete the Stat Jobs within the Turnaround Time stipulated by the Client in respect of each Stat Job. HSIPL agrees to route the Stat Jobs to the next available transcriptionists and/or editor for immediate processing. Furthermore, should a Job; whether a Stat Job or otherwise, require proofreading in the US, then the Job must be delivered back to HS with sufficient time remaining so that HS can proofread the Job and still return the Job to the Client within the required TAT. HSIPL and HS shall mutually agree upon the required time for delivery for each Client. Unless otherwise mutually agreed, the Transcription TAT for Jobs requiring proofreading by HS shall be one-half of the Job TAT specified by the Client.

5.3 HSIPL commits to deliver Transcribed Jobs to HS within its contracted time requirements with the Client not less than 95% of the time (measured monthly as a percentage of Lines delivered within the time periods required by the terms of this Agreement), with no greater than 1% of all reports being delivered more than 24 hours overdue. This is a standard with adjustments for the following factors:

         1)       Edits do not count in the return times
         2) Dictation issues caused by the Client or its dictation system supplier
         3)       Force Majeure
         4) Clients that allow more turnaround-time will have their TAT adjusted


         Notwithstanding the foregoing, the parties may agree to more stringent TAT terms where TAT requirements of any applicable customer are more stringent than identified above. In such cases, HS agrees to provide HSIPL with 30 days' notification of such additional TAT requirements.

6.       QUALITY.

6.1 HSIPL commits to deliver Transcribed reports to Clients that exceed 98% accuracy 95% of the time, with no reports less than 95% accurate. The percentage accuracy shall be based upon the applicable percentage point system or scoring method that HS has with the applicable HS customer, and shall be measured monthly, with adjustments for the following factors:

         1.       Edits do not count in the quality standards
         2. Dictation issues caused by the client or its dictation system supplier
         3.       Force Majeure


         Notwithstanding the foregoing, the parties may agree to more stringent quality requirements where quality requirements of any applicable customer are more stringent than identified herein. In such cases, HS agrees to provide HSIPL with 30 days notification of such additional quality requirements.

6.2 HS shall from time to time, at its discretion, proofread a random sample comprising up to 1% but in no event less than 1/2-% of the Lines produced by each of the Employees of HSIPL to determine the level of accuracy of the respective Employees ("QA Proofreading"). All costs incurred in respect of QA Proofreading shall be borne by HS.



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7.       TERM.

7.1 The term of this Agreement shall commence on the date hereof, and unless terminated pursuant to Clause 7.2 hereof shall continue to be in force through December 31, 2008.

7.2 This Agreement may be terminated by either party ("Non-Defaulting Party") upon written notice thereof in the event the other party ("Defaulting Party") is in material breach of the terms of this Agreement and if such breach is not remedied by the Defaulting Party within six (6) months from the Non-Defaulting Party's notice to the Defaulting Party to this effect. In the event of a termination of this Agreement, HS shall promptly pay HSIPL any Services Fee payable to HSIPL for services rendered prior to the effective date of such termination and HSIPL shall promptly pay any amount payable to HS under this Agreement.

7.3 For the avoidance of doubt, the parties agree that HS can only be in material breach of this Agreement for failure to pay amounts due hereunder (provided that following the payment of any disputed amounts hereunder by HS into escrow, HMIs shall not be permitted to so terminate).

8.       COVENANTS OF HS. HS, for itself, hereby covenants as follows:

8.1 Confidential Agreement. Unless HS has obtained HSIPL's prior written consent (which consent may be given or withheld in HSIPL's sole and absolute discretion), HS shall keep the terms and conditions of this Agreement confidential and prevent disclosure thereof to any Person other than its employees for purposes directly related to HS's operation of its business. HS's obligation of confidentiality shall not apply to information which:

         (i) is obtained from a third party that did not make a disclosure of such information (whether to HS, to a third party, or to the general public) in violation of' a non-disclosure obligation,

         (ii)     is in the public domain not as a result of action by HS,

         (iii) is required to be disclosed by applicable law or an order issued by a court of competent jurisdiction, provided, however, that in the event of any such required disclosure. HS shall immediately notify HSIPL thereof and shall cooperate with HSIPL in any attempt to quash, limit or otherwise prevent or limit disclosure,

         (iv) insofar as it is disclosed to HS's employees, directors, bankers, potential financiers or professional advisor as confidential, provided that it shall ensure that such persons treat such information as confidential.

8.2 Notice. Except as otherwise mutually agreed between the Parties, HS agrees that it shall give HSIPL at least thirty (30) days' notice before requiring HSIPL to commence work in respect of any new Clients or any new Work Type.

8.3      Forecast.

         8.3.1 HS shall provide HSIPL a three (3) months rolling forecast of the Lines to be produced by HSIPL each month not later than the tenth day of each month. HS and HSIPL must agree on transcription volume objectives as well as proofing volume and capacity objectives of HS not less than 30 days prior to the end of each quarter for the next quarter.

         8.3.2 HS shall not be liable to compensate HSIPL under Clause 8.4 in the event the shortfall in the volume of Lines as committed by HS in terms of Clause 8.3.1 above is a result of the failure on the part of HSIPL in informing HS within the time prescribed in this regard in Clause 8.3.1, of the estimated Capacity and proofreading requirements of HSIPL in the next calendar quarter. In addition, HS will not be liable to compensate HSIPL under Clause 8.4 in the event of the shortfall


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                  of Lines for any calendar quarter if HSIPL fails to comply with the quality and TAT standards set forth in this Agreement over any calendar month in the previous calendar quarter.

8.4      Penalty.

         8.4.1 In the event HS fails to provide the Committed Lines or lines as committed under Clause 8.3.1, HS shall compensate HSIPL for such shortfall in the volumes of Lines at a rate of US$ 0.01 per Line within 120 days of receiving a written notice from HSIPL in relation thereof and in accordance with Clause 8.4.2.

         8.4.2    In the event the shortfall in the volumes of Line is

                  (i)      less than 5% then there will not be any penalty,

                  (ii) between 5% end 25% then the penalties shall be payable for the first two quarters of default or until the default continues, whichever is earlier,

                  (iii) above 25% then the penalties shall be payable for the first four quarters of default or until the default continues, whichever is earlier and beyond such four quarters is a material breach by HS.

8.5      [Intentionally Omitted)

8.4      New Client Review.

         8.6.1 The parties shall jointly review a sample of the Voice Files received from a new Client for transcription and other terms including TAT and quality norms and mutually agree upon whether to accept or reject the Job.

         8.6.2 In the event HSIPL rejects the Job of a new Client and HS does not agree with the grounds of rejection, then as long as HS furnishes appropriate documents evidencing that another transcriptionist performed on the same quality norms and TAT offered to HSIPL, then the lines for that new customer shall be taken into account towards Committed Lines under this Agreement.

8.7 Compliance with the Regulations. HS shall to the extent applicable comply with HIPAA, and other applicable regulations in the United States for such locations where HSIPL, is providing transcription services to third party customers other than Clients.

9.       COVENANTS OF HSIPL.  HSIPL hereby covenants to HS as follows:

9.1      Forecast.

         9.1.1 HSIPL shall provide HS a three (3) months estimate of its Capacity and estimated requirement for proofreading each month not later than the twentieth day of each month. HS and HSIPL must agree on the capacity objectives as well as proofing volume and capacity objectives of HS not less than 30 days prior to the end of each quarter for the next quarter.

         9.1.2 HSIPL, shall not be liable to compensate HS under Clause 9.7 in the event the shortfall in the capacity as committed by HSIPL under this Clause 9.1 is a result of the failure on the part of HS in informing HSIPL, within the time prescribed in this regard in Clause 9.1.1, of the estimated capacity requirements of HS in the next calendar quarter.

9.2 Confidential Information. Unless HSIPL has obtained HS's prior written consent (which consent may be given or withheld in HS's sole and absolute discretion), HSIPL shall keep the terms and conditions of this Agreement confidential and prevent disclosure thereof to any person other than its employees for purposes


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         directly related to HSIPL's operation of its business. HSIPL's obligation of confidentiality shall not apply to information which;

         (i) is obtained from a third party that did not make a disclosure of such information (whether to HSIPL, to a third party, or to the general public) in violation of a non-disclosure obligation,

         (ii)     is in the public domain not as a result of action by HSIPL,

         (iii) is required to be disclosed by applicable law or an order issued by a court of competent jurisdiction; provided, however, that in the event of any such required disclosure, HSIPL shall immediately notify HS thereof and shall cooperate with HS in any attempt to quash, limit or otherwise prevent or limit disclosure,

         (iv) insofar as it is disclosed to its employees, directors, bankers, potential financiers or professional, provided that such party shall ensure that such persons treat such information as confidential.

9.1 HSIPL undertakes and covenants that it shall, during the term of this agreement, provide the Services to HS or to any other person that HS may, in writing, nominate. HSIPL further undertakes and covenants that, in the event HSIPL has approved of the quality of the sample Voice Files of a particular Client, HSIPL is not entitled, at any subsequent point in time to raise any issues with regard to the quality of the Voice Files, nor shall any alleged lack of Voice File quality be deemed to be a material breach of the terms of this Agreement.

9.4 HSIPL agrees and undertakes that it shall maintain the quality of the services rendered to HS at such a level that these Services meet the quality standards of similar services purchased by HS in the United States of America. HS may conduct, at its discretion, quality control checks in addition to those specified herein at no cost to HSIPL.

9.5 Compliance with the Regulations. HSIPL shall to the extent applicable to it comply with HIPAA, and other applicable regulations in the United States. In addition, HSIPL shall comply with all business associate agreements executed by it, including the business associate agreement attached as Exhibit B. Furthermore, if HS determines that HSIPL must agree to additional terms to comply with HIPAA or any other privacy law or regulation, HSIPL shall agree to amend the terms or any Business Associates Agreement signed by it in order to so comply. HSIPL AND HS SPECIFICALLY ACKNOWLEDGE THAT HSIPL'S NON-COMPLIANCE WITH HIPAA OR ANY OTHER PRIVACY LAW OR REGULATION, COULD PRODUCE SIGNIFICANT AND POTENTIALLY CATASTROPHIC DAMAGES, IN CONSIDERATION OF PROVIDING SERVICES HEREUNDER, HSIPL EXPLICITLY ACKNOWLEDGES AND ASSUMES THE RISKS OF DAMAGES FOR HS'S BUSINESS LOSSES, LOSS OF REPUTATION, COSTS OF GOVERNMENT INVESTIGATION, COSTS OF NOTIFYING AFFECTED PERSONS OF PRIVACY RIGHT INFRINGEMENT, AND ANY OTHER TYPE OF LOSS ATTRIBUTABLE TO HSIPL'S VIOLATION OF HIPAA OR ANY OTHER PRIVACY LAW OR REGULATION, THESE DAMAGES ARE IN ADDITION TO ALL OTHER REMEDIES AVAILABLE TO HS INCLUDING THEORIES BASED IN CONTRACT OR TORT, INSURANCE RIGHTS, AND HSIPL'S INDEMNIFICATION DUTIES.

 9.6 HSIPL agrees that it shall at all times abide by all relevant local laws and regulations such as relate to the employment of the Employees in HSIPL. In particular, HSIPL shall abide by all the statutory provisions relating to provident funds, pension funds, the payment of wages, the payment of gratuity, the payment of bonus, employee insurance, the payment of minimum wages, statutory holidays, hours of employment, overtime employment, nightshift employment, leave regulations, conditions of the workplace and healthcare benefits. In addition, HSIPL agrees that in the event of any termination of the services or retrenchment or lay-off of any employee, HSIPL shall abide by the rules, regulations, practices and procedures required by law to be followed in respect of such termination, retrenchment or lay-off.



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9.7      Subcontracting. Except as agreed to by the parties in writing or as otherwise permitted in this Clause 9.7, HSIPL must not use a Subcontractor in the provision of any services hereunder. "Subcontractor" must be interpreted broadly to mean any person or business entity that performs part or all of HSIPL's obligations in providing services hereunder, and it includes any third parties engaged by the Subcontractor to provide any of Subcontractor's obligations.

         9.7.1 Upon advance written notice to HS and subject to Clause 9.7.2, HSIPL may use certain Subcontractors if HSIPL complies with all conditions of this paragraph: (a) HSIPL must warrant that all Subcontractors are located entirely in India; (b) HSIPL must bind Subcontractors in writing to confidentiality terms similar to those contained in this Agreement and to the audit provisions of this Agreement; and (c) HSIPL must obtain HIPAA business associate agreements in a form approved by HS from each Subcontractor.

         9.7.2 Notwithstanding the foregoing, if so stated in writing by HS, HS can require that certain Jobs be performed without the use of Subcontractors.

         9.7.3 HSIPL bears full responsibility and all liability for services performed by Subcontractors. All Subcontractors are held to HSIPL`s standards for service as outlined in the Agreement. HSIPL is responsible for and is accountable for all Services pursuant to the Agreement, regardless of whether it uses a Subcontractor. Whenever HSIPL uses a Subcontractor, HSIPL incurs all relevant penalties outlined in this Agreement for under or non-performance of services.

         9.7.4. Any agreement between HSIPL and a Subcontractor shall provide that HS is a third party beneficiary of such agreement.

9.7.5 HS AND HSIPL SPECIFICALLY ACKNOWLEDGE THAT HSIPL'S NON-COMPLIANCE WITH THIS CLAUSE 9.7 COULD PRODUCE SIGNIFICANT AND POTENTIALLY CATASTROPHIC DAMAGES. IN CONSIDERATION OF THE FOREGOING, HSIPL EXPLICITLY ACKNOWLEDGES AND ASSUMES THE RISKS OF DAMAGES FOR HS'S BUSINESS LOSSES, LOSS OF REPUTATION, COSTS OF GOVERNMENT INVESTIGATION, COSTS OF NOTIFYING AFFECTED PERSONS OF PRIVACY RIGHT INFRINGEMENT, AND ANY OTHER TYPE OF LOSS ATTRIBUTABLE TO HSIPL'S USE OF A SUBCONTRACTOR FOR PERFORMANCE OF SERVICES. THESE DAMAGES ARE IN ADDITION TO ALL OTHER REMEDIES AVAILABLE TO HS INCLUDING THEORIES BASED IN CONTRACT OR TORT, INSURANCE RIGHTS, AND SUPPLIER'S INDEMNIFICATION DUTIES.

10.      CONSEQUENCES OF FORCE MAJEURE EVENTS.

10.1 In the event either party is unable to perform its obligations under this Agreement as a result of the occurrence of any Force Majeure event, the obligations of such party under this Agreement shall be suspended for the duration that the disruption due to the Force Majeure continues.

10.2 Should HS be unable to utilize HSIPL's capacity for 90 consecutive days because of a Force Majeure event, HSIPL may, in its sole discretion, contract for such capacity with another purchaser without penalty to HS.

11. SEVERABILITY. If any of the terms and conditions of this Agreement shall be held to be illegal, invalid or otherwise non-enforceable by a court of competent jurisdiction, all remaining terms and conditions shall remain in full force and effect.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement and all exhibits annexed hereto, the Software Agreement, and any additional agreements related to confidentiality of the parties (or third parties) confidential information, contain the entire agreement between HS and HSIPL with respect to the subject matter hereof, supersede all prior oral and written understandings of the parties with respect to the subject matter hereof, and may only be amended by a writing executed by both HS and HSIPL.

13. NOTICES. All notices, demands and other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given: (i) on the date delivered if delivered in person; (ii) upon delivery, if sent overnight by prepaid Federal express or other similar prepaid and receipted overnight or express courier service;
         (iii) upon electronic acknowledgment of receipt, if delivered by facsimile; or (iv) fifteen (15) days after being sent by certified mail (or registered airmail in the case of international delivery), postage prepaid, properly addressed to the addressee as follows:

         If to HS:

         HealthScribe, Inc.
         21670 Ridgetop Circle #100
         Sterling
         Virginia 20166
         U.S.A.
         Attention: David E. Ehrhardt, Chief Operating Officer
         Facsimile: (1)(703) 480-1045

         If to HSIPL:

         Max HealthScribe Private Limited
         (after name change, HealthScribe India Private Limited)
         One HealthScribe Plaza
         Koramangala Block 8
         Bangalore 560 095
         India
         Attention: Suresh Nair
         Chief Operating Office
         Facsimile: (91) (80) 571-5345

         or, with respect to any of the foregoing, at such different address as shall be specified by notice given in the manner herein provided. Notwithstanding the foregoing, in the event the delivery of any notice is refused or returned unopened, having been addressed to the most recent address provided by the intended recipient in accordance with this Clause 13, such notice shall be deemed to have been delivered on the date of the attempted delivery.

14. RELATIONSHIP OF PARTIES. The parties to this Agreement are independent contractors. Nothing in this agreement shall be deemed to create a relationship, between the parties of partnership agency, employment, franchise or joint venture. No party, solely by virtue hereof, has the authority to bind the other or to incur any obligation on the other's behalf.

15. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the substantive laws of India. Courts at Bangalore, India, shall have exclusive jurisdiction with respect to any disputes arising out of or in connection with this Agreement.

16. NO WAIVER. No failure on the part of HSIPL or HS to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as or be deemed a waiver thereof by such party.

17. HEADINGS. The headings in the clauses of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

18. RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to clauses or subclauses refer to clauses or subclauses of this Agreement.

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed an original but all of which shall constitute one and the same instrument. Signature pages transmitted by facsimile shall be deemed originals.

20. TERMINATION OF PRIOR AGREEMENT. The terms of the Services Agreement dated July 10, 2000 are hereby terminated and deleted, and amended and restated in the form herein,

21. NO THIRD PARTY BENEFICIARIES. There are and shall be no third party beneficiaries of this Agreement.

22. CONFIDENTIALITY. HS and HSIPL agree to take all steps reasonably necessary to hold each others Proprietary Information in trust and confidence. By way of illustration but not limitation "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers. HS and HSIPL agree never to, directly or indirectly, use, disseminate, disclose, lecture upon or publish, or divulge in any way, any of the other's Proprietary Information disclosed to HS or HSIPL or known to HS or HSIPL as a consequence of or through HS's relationship with HSIPL and the reciprocal. Upon termination of this Agreement for any reason, each of HS and HSIPL covenants and agrees that all training materials and other repositories of Proprietary Information of the other then in HS's or HSIPL's possession shall be returned to the owner of the Proprietary Information on or before the effective date of termination. The foregoing is in addition to any other confidentiality agreement between the parties hereto.

23. SURVIVAL. he Clauses 3.4, 3.6, 3.6.1, and 11 though 22 shall survive termination and/or early expiration of this Agreement.



                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


HEALTHSCRIBE, INC.



         /s/  David E. Ehrhardt
--------------------------------------------
Name:  David E. Ehrhardt
Title: President & CEO


MAX HEALTHSCRIBE PRIVATE LIMITED



         /s/  Suresh Nair
--------------------------------------------
Name: Suresh Nair
Title: CEO & Managing Director

EXHIBIT A

PART A
PRODUCTION CAPACITY:

In 2004, HSIPL currently intends that it will provide Committed Capacity and HS currently intends that it will provide the Committed Lines based on the terms of HS's annual budget. This budget provides for HSIPL to transcribe 118 million lines. Notwithstanding the foregoing, the parties expect that they will amend this Part A of Exhibit A quarterly based upon revised forecasts of the parties (sec Clauses 8.3 end 9.1) and the quality and TAT of the services performed by HSIPL.

For planning purposes, HS agrees to provide HSIPL with an annual estimate of budgeted volumes for subsequent years no later than October 1 of each calendar year.

PART B
LINE RATE:

Subject to the terms of tilts Agreement including Clause 3.4A (which requires certain levels of accuracy before payment is required), HS will pay to HSIPL per Line (based upon the proposed production capacity above) as follows:

January 1 - March 31, 2004          $0.1079 per Line
April 1 - December 31, 2004         $0.1025 per Line

Both parties agree to review the contracted Line rate annual and, if mutually agreed upon, to adjust the Line rate. The parties intend that the Line rate will reflect the general market price (based upon the pricing provided by competitors in India), provided that the parties shall not be required examine such then current general market price more than once per year.

Both parties agree that the above Line rates reflect the fact that HS will proofread 4% (up to a maximum of 4.7 million) of the Transcribed Lines. If additional proofreading is required in order to ensure that HSIPL provides its services in compliance with this Agreement, then the parties may adjust the Line rate to reflect the actual additional costs of HS.

PART C:

HS will also pay to HSIPL a man-month rate of US$ 650 per Primer deployed for Priming Activity for jobs not being transcribed for HSIPL for the calendar year 2004. This man-month rate shall increase by 2% per annum from the calendar year 2004 onwards, unless otherwise agreed by the parties.

                      FIRST AMENDMENT TO SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO SERVICES AGREEMENT (this "First Amendment") is entered into and made effective as of May 18, 2005 (the "Effective Date"), by and between HealthScribe, Inc., a Delaware corporation (hereinafter referred to as "HealthScribe"), and HealthScribe (India) Private Limited, a company registered under the Indian Companies Act, 1956 (hereinafter referred to as "HSIPL").

         WHEREAS, HealthScribe and HSIPL entered into that certain Services Agreement effective as of December 18, 2003 (the "Services Agreement");

         WHEREAS, HealthScribe and HSIPL now desire to amend the Services Agreement, as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

         1. Defined Terms. Capitalized terms used in this First Amendment and not otherwise defined herein have the meanings given to them in the Services Agreement.

         2. Section 3.2. Effective as of December 18, 2003, Section 3.2 of the Services Agreement is hereby deleted in its entirety and replaced with the following:

         The Services Fee shall be invoiced to HealthScribe on a monthly basis and shall be due seventy-five (75) days from the receipt of HealthScribe of the invoice therefore.

         3. Exhibit A. Exhibit A, Part B, is hereby deleted in its entirety and replaced with the following:

         Subject to the terms of this Agreement including Clause 3.4A (which requires certain levels of accuracy before payment is required), HealthScribe will pay to HSIPL per Line (based on the proposed production capacity above) the amount of $0.1025 per Line.

         Both parties agree to review the contracted Line rate annually and, if mutually agreed upon, to adjust the Line rate. The parties intend that the Line rate will reflect the general market price (based upon the pricing provided by competitors in India), provided that the parties shall not be required to examine such then current general market price more than once per year.

         Both parties agree that the above Line rate reflects the fact that HealthScribe will proof read 4% (up to a maximum of 4.7 million) of the Transcribed Lines. If additional proof reading is required in order to ensure that HSIPL provides its services in compliance with this Agreement, then the parties may adjust the Line rate to reflect the actual additional costs of HealthScribe.

         4. Ratification. Except as specifically amended above, the Services Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         5. Construction. Upon execution of this First Amendment by the parties, on and after the date hereof, each reference in the Services Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other documents entered into in connection with the Services Agreement, shall mean and be a reference to the Services Agreement, as amended hereby.

         6. Governing Law. This First Amendment shall be construed and enforced according to the substantive laws of the State of Tennessee and in courts situated in that state. In the event of any conflict between the provisions of this First Amendment and applicable law (or binding interpretation thereof), this First Amendment shall be modified to the extent necessary to comply with such applicable law.

         7. Entire Agreement; Counterparts; Modification. This First Amendment together with the Services Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations, or inducements except as herein provided. Nothing contained herein shall give, or is intended to give, any rights of any kind to any third party. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This First Amendment is hereby incorporated into the Services Agreement by reference. In the event of any conflict between the provisions of this First Amendment and the provisions of the Services Agreement, the provisions of this First Amendment shall control. The terms and provisions of this First Amendment may not be modified, supplemented, or amended except in writing signed by all parties hereto. All terms of this First Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the dates written below.

HEALTHSCRIBE, INC.                         HEALTHSCRIBE (INDIA) PRIVATE LIMITED


By:    /s/ Gregory T. Stevens              By:      /s/ Suresh Nair
   ---------------------------------          ----------------------------------
(Authorized Signature)                     (Authorized Signature)


         Gregory T. Stevens                         Suresh Nair
------------------------------------       -------------------------------------
Printed Name                               Printed Name


Chief Administrative Officer                        CEO & M.D.
------------------------------------       -------------------------------------
Title                                      Title


         5/25/05                                    8/5/2005
------------------------------------       -------------------------------------
Date                                       Date